AMENDED AND RESTATED LIMITED

                           LIABILITY COMPANY AGREEMENT

                                       OF

                             MAIN PLACE FUNDING, LLC

                      A Delaware Limited Liability Company


                       (formerly Main Place Holdings, LLC)


















                           Dated as December 14, 1998

                                TABLE OF CONTENTS



ARTICLE I....................................................................................6
   DEFINITIONS...............................................................................6
     Section 1.1  DEFINITIONS................................................................6

ARTICLE II...................................................................................8
   ORGANIZATION..............................................................................8
     Section 2.1  FORMATION..................................................................8
     Section 2.2  CERTIFICATE OF FORMATION; FOREIGN QUALIFICATION............................8
     Section 2.3  NO STATE LAW PARTNERSHIP; LIABILITY TO THIRD PARTIES.......................9

ARTICLE III..................................................................................9
   PURPOSES AND POWERS, PRINCIPAL OFFICE, REGISTERED.........................................9
     Section 3.1  PURPOSES AND POWERS........................................................9
     Section 3.2  PRINCIPAL OFFICE..........................................................10
     Section 3.3  REGISTERED AGENT AND OFFICE...............................................10
     Section 3.4  PERIOD OF DURATION........................................................10

ARTICLE IV..................................................................................10
   MEMBERSHIP AND DISPOSITIONS OF INTERESTS.................................................10
     Section 4.1  MEMBERS...................................................................10
     Section 4.2  ELIMINATION OF PREEMPTIVE RIGHTS..........................................10
     Section 4.3  RESIGNATION...............................................................10
     Section 4.4  RESTRICTION ON THE DISPOSITION OF THEMEMBERSHIP INTEREST..................10
     Section 4.5   BANKRUPT MEMBER; CONTINUATION............................................11
     Section 4.6  TWO MEMBERS REQUIRED......................................................12
     Section 4.7  OTHER ACTIVITIES OF THE MEMBERS AND THEIR AFFILIATES......................12

ARTICLE V...................................................................................12
   CAPITAL CONTRIBUTIONS....................................................................12
     Section 5.1  INITIAL CAPITAL...........................................................12

     Section 5.2  ADDITIONAL CAPITAL........................................................12

     Section 5.3  RETURN OF CONTRIBUTIONS...................................................12

ARTICLE VI..................................................................................13
   PROFITS, LOSSES, ACCOUNTING, TAXES AND DISTRIBUTION......................................13
     Section 6.1  ALLOCATION OF PROFITS AND LOSSES..........................................13
     Section 6.2  BOOKS; FISCAL YEAR; ACCOUNTING TERMS......................................13
     Section 6.3  CAPITAL ACCOUNTS..........................................................13
     Section 6.4  DISTRIBUTIONS.............................................................13
     Section 6.5  TAX RETURNS...............................................................13
     Section 6.6  TAX MATTERS PARTNER.......................................................13
     Section 6.7  WITHDRAWALS...............................................................14

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
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
     Section 6.8   BANKING..................................................................14
     Section 6.9.  TAX CLASSIFICATION.......................................................14

ARTICLE VII.................................................................................14
   MANAGEMENT, LIABILITY OF MEMBERS,........................................................14
     Section 7.1  MANAGING MEMBER...........................................................14
     Section 7.2  POWERS OF THE MANAGING MEMBER.............................................14
     Section 7.3  ACTIONS REQUIRING CONSENT.................................................15
     Section 7.4  OFFICERS..................................................................17
     Section 7.5  INDEMNIFICATION...........................................................18
     Section 7.6  EXCULPATION; DUTIES.......................................................18
     Section 7.7  VIOLATION OF THIS AGREEMENT...............................................19
     Section 7.8  EXECUTION OF INSTRUMENTS..................................................19
     Section 7.9  SCHEDULED DUTIES AND COMPENSATION.........................................19

ARTICLE VIII................................................................................20
   DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY..................................20
     Section 8.1  DISSOLUTION...............................................................20
     Section 8.2  LIQUIDATION AND TERMINATION...............................................20
     Section 8.3   PAYMENT OF DEBTS.........................................................20
     Section 8.4  REMAINING DISTRIBUTION....................................................20
     Section 8.5  RESERVE...................................................................20
     Section 8.6  FINAL ACCOUNTING..........................................................21

ARTICLE IX..................................................................................21
   AMENDMENTS...............................................................................21
     Section 9.1  AUTHORITY TO AMEND........................................................21

ARTICLE X...................................................................................21
   POWER OF ATTORNEY........................................................................21
     Section 10.1  POWER....................................................................21
     Section 10.2  SURVIVAL OF POWER........................................................22

ARTICLE XI..................................................................................22
   SEPARATE LEGAL ENTITY....................................................................22
     Section 11.1  SEPARATE LEGAL ENTITY....................................................22

ARTICLE XII.................................................................................23
   MISCELLANEOUS............................................................................23
     Section 12.1  METHOD OF GIVING CONSENT.................................................23
     Section 12.2  GOVERNING LAW............................................................23
     Section 12.3  AGREEMENT FOR FURTHER EXECUTION..........................................24
     Section 12.4  ENTIRE AGREEMENT.........................................................24
     Section 12.5  SEVERABILITY.............................................................24
     Section 12.6  NOTICES..................................................................24
     Section 12.7  COUNTERPARTS.............................................................24

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


     Section 12.8  WAIVER OF PARTITION......................................................24
     Section 12.9  PRONOUNS.................................................................24
     Section 12.10  TITLES AND CAPTIONS.....................................................24

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                                       4

                          AMENDED AND RESTATED LIMITED

                           LIABILITY COMPANY AGREEMENT

                                       OF

                             MAIN PLACE FUNDING, LLC

                      A Delaware Limited Liability Company

                       (formerly Main Place Holdings, LLC)

               THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is executed as of the 14th day of December, 1998 by the undersigned, the sole members, to continue a limited liability company under the laws of the State of Delaware for the purposes and upon the terms and conditions hereinafter set forth.

                                    RECITALS


         1. WHEREAS, NationsBank, N.A. ("NationsBank" or the "Managing Member") has heretofore been the sole member of the Company pursuant to the original Limited Liability Agreement of the Company (the "Original Agreement");

         2. WHEREAS, Main Place Trust (the "Trust" or the "Special Managing Member") has on the date hereof acquired a Membership Interest and been admitted as a Member of the Company pursuant to an Assignment and Assumption Agreement between NationsBank and the Trust;

         3. WHEREAS, NationsBank and the Trust, as the sole members of the Company, desire to amend and restate the Original Agreement in order to reflect the admission of the Trust as a Member of the Company, to reflect the new name of the Company as "Main Place Funding, LLC," and to make certain other changes in connection with the merger of Main Place Real Estate Investment Trust with and into the Company; and

         4. WHEREAS, each of NationsBank and the Trust desire that this Agreement be, and it hereby is, the sole governing document of the Company, superseding all prior agreements.

                                    ARTICLE I

                                   DEFINITIONS

               Section 1.1 DEFINITIONS. Whenever used in this Agreement the following terms shall have the meanings respectively assigned to them in this
Article I unless otherwise expressly provided herein or unless the context otherwise requires:

               ACT: "Act" shall mean the Delaware Limited Liability Company Act, 6 Del.C. ss.ss. 18-101 et seq., as amended from time to time.

               AFFILIATE: "Affiliate" of another Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such other person.

               AGREEMENT: "Agreement" shall mean this Amended and Restated Limited Liability Company Agreement of the Company as the same may be amended or restated from time to time in accordance with its terms.

               ASSIGNEE: "Assignee" shall mean a Person who has acquired a share of the Company's profits and losses and such rights to receive distributions from the Company as are assigned to that Person, but who is not a Substitute Member.

               BANKRUPT MEMBER: "Bankrupt Member" shall mean any Member (a) that
(i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged a bankrupt or insolvent, or has entered against such Member an order for relief, in any bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Member in any proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator of such Member or of all or any substantial part of such Member's properties; or (b) against which, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation has been commenced and one hundred twenty (120) days have expired without dismissal thereof or with respect to which, without such Member's consent or acquiescence, a trustee, receiver or liquidator of such Member or of all or any substantial part of such Member's properties has been appointed and ninety (90) days have expired without the appointment having been vacated or stayed, or ninety (90) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated. The foregoing is intended to and shall supersede and replace the events of bankruptcy described in Sections 18-304(a) and (b) of the Act.

               BONDS: "Bonds" shall have the meaning specified in Section 3.1(a)(vii).

               BOND DOCUMENTS: "Bond Documents" shall mean any outstanding Bonds, the indentures pursuant to which such Bonds were issued and the related agreements contemplated thereby.

               CAPITAL ACCOUNT: "Capital Account" shall mean, as to the Member, the account established and maintained for such Member pursuant to Article VI hereof.

               CAPITAL CONTRIBUTION: "Capital Contribution" shall mean the amount in cash or property contributed by each Member (or its predecessors in interest) to the capital of the Company for such Member's Membership Interest.

               CODE: "Code" shall mean the Internal Revenue Code of 1986, as amended.

               COMPANY: "Company" shall mean Main Place Funding, LLC, the Delaware limited liability company (formerly known as Main Place Holdings, LLC) continued pursuant to the Act and this Agreement.

               DISPOSE, DISPOSING or DISPOSITION: "Dispose," "Disposing" or "Disposition" shall mean a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or any act thereof.

               INDEPENDENT REPRESENTATIVE: "Independent Representative" shall mean a trustee of the Trust who is not at the time of appointment and has not been at any time during the preceding five (5) years: (i) a direct or indirect legal or beneficial owner (beyond a nominal amount) in the Trust or any of its affiliates; (ii) a creditor, supplier, employee, officer, director, family member, manager, or contractor of the Trust or any of its affiliates; or a person who controls (whether directly, indirectly, or otherwise) the Trust or its affiliates or any creditor, supplier, employee, officer, director, manager, or contractor of the Trust or its affiliates. As used herein, the following terms shall have the following meanings: "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise; "person" means a natural person, corporation or other entity, government, or political subdivision, agency, or instrumentality of a government; and an "affiliate" of a person is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. Notwithstanding the foregoing, an Independent Representative may serve in similar capacities for other "special purpose" corporations formed by NationsBank or any affiliate thereof.

               IRS:  "IRS" shall mean the Internal Revenue Service.

               MANAGING MEMBER: "Managing Member" shall mean NationsBank and any successor Managing Member appointed pursuant to this Agreement, each in its capacity as the managing member of the Company.

               MEMBER: "Member" shall mean each of NationsBank and the Trust, and any Person hereafter admitted to the Company as a member as provided in this Agreement, each in its capacity as a member of the Company.

               MEMBERSHIP INTEREST: "Membership Interest" shall mean the limited liability company interest of each Member in the Company, including, without limitation, rights in the capital of the Company, rights to receive distributions (liquidating or otherwise) and allocations of profits and losses. For purposes of this Agreement, NationsBank's Membership Interest is ninety-nine percent (99%) and the Trust's Membership Interest is one percent (1%).

               PERSON: "Person" shall have the meaning given that term in
Section 18-102(12) of the Act.

               SUBSTITUTE MEMBER: "Substitute Member" shall mean any Person to whom a Membership Interest in the Company has been transferred and who was not a Member immediately prior to such transfer and who has been admitted to the Company as a Member pursuant to and in accordance with the provisions of Article IV of this Agreement.

                                   ARTICLE II

                                  ORGANIZATION

               Section 2.1 FORMATION. Each of NationsBank and the Trust hereby execute this Agreement for the purpose of setting forth the rights and obligations of the Members.

               Section 2.2 CERTIFICATE OF FORMATION; FOREIGN QUALIFICATION. The Certificate of Formation of the Company was filed for record in the office of the Secretary of State of the State of Delaware on October 15, 1998, in accordance with the Act. A Certificate of Amendment to the Certificate of Formation of the Company was filed for record in the office of the Secretary of State of the State of Delaware on December 10, 1998, in accordance with the Act, for the purpose of renaming the Company. Prior to the Company's conducting business in any jurisdiction other than the State of Delaware, the Managing Member of the Company shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Managing Member, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Managing Member of the Company, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the qualifications of the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business. The Managing Member is hereby designated as an authorized person, with the meaning of the Act, to execute, deliver and file, to cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed in the office of the Secretary of State of the State of Delaware.

               Section 2.3 NO STATE LAW PARTNERSHIP; LIABILITY TO THIRD PARTIES. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for state law purposes, and that this Agreement not be construed to suggest otherwise. This provision does not reflect the federal or state tax classification of the Company. Except as otherwise specifically provided in the Act, no Member shall be liable for the debts, obligations or liabilities of the Company or any other Member, including under a judgment, decree or order of a court.

                                   ARTICLE III

                PURPOSES AND POWERS, PRINCIPAL OFFICE, REGISTERED

                    AGENT, PERIOD OF DURATION AND MEMBER LIST

               Section 3.1 PURPOSES AND POWERS. The Company has been formed for the following purposes: (a) to purchase or otherwise acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with (i) mortgage loans, certificates or other securities guaranteed by the Government National Mortgage Association, (ii) mortgage loans, certificates or other securities issued or guaranteed by the Federal National Mortgage Association,
(iii) mortgage loans, certificates or other securities issued or guaranteed by the Federal Home Loan Mortgage Corporation, (iv) deeds of trust, mortgage loans, mortgage pass-through certificates or collateralized mortgage obligations issued by any person or entity or other types of mortgage-related securities including residual interest, (v) direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States of America, (vi) certificates representing interests in the principal and/or interest payable on any of the foregoing and (vii) such other securities and investments as may be permitted by or acceptable to the applicable nationally-recognized statistical rating agency or agencies in connection with issuance, offer and sale by the Company of one or more series of Mortgage-Backed Bonds (the "Bonds") collateralized by any of the foregoing, related property and/or collections and proceeds in respect thereof; (b) to issue debt subordinated to the Bonds in connection with the acquisition of collateral for the Bonds; provided, however, that the acts and activities and exercise of any powers permitted in subsections (a) and (b) of this Section 3.1 require the prior written affirmation of the nationally-recognized statistical rating agency or agencies which rate any outstanding series of Bonds that any such activities will not result in a downgrade, qualification or withdrawal of rating or ratings assigned to such Bonds; and (c) to engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are incident to foregoing and necessary or convenient to accomplish the foregoing. The Company shall not engage in any activities other than as permitted by this Section 3.1.

               Notwithstanding any other provision of this Agreement to the contrary, the Company and the Managing Member, on behalf of the Company, shall have the power to merge the Company with and into Main Place Real Estate Investment Trust with the Company as the surviving entity.

               Section 3.2 PRINCIPAL OFFICE. The initial principal office of the Company is located at 100 North Tryon Street, Charlotte, North Carolina 28255. The principal office of the Company may be relocated from time to time by determination of the Managing Member.

               Section 3.3 REGISTERED AGENT AND OFFICE. The registered agent for service of process on the Company in the State of Delaware shall be the Corporation Trust Company, and the address of such agent and the registered office of the Company, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware 19801.

               Section 3.4 PERIOD OF DURATION. The term of the Company shall continue in perpetuity, unless the Company is earlier dissolved pursuant to law or the provisions of this Agreement.

                                   ARTICLE IV

                    MEMBERSHIP AND DISPOSITIONS OF INTERESTS

               Section 4.1 MEMBERS. NationsBank and the Trust are the sole members of the Company as of the date hereof. NationsBank was admitted to the Company effective as of the formation of the Company, and the Trust has been admitted to the Company effective as of the date hereof pursuant to an Assignment and Assumption Agreement between NationsBank and the Trust.

               Section 4.2 ELIMINATION OF PREEMPTIVE RIGHTS. No Member shall be entitled as such, as a matter of right, to subscribe for or purchase interests in the Company of any class, now or hereafter authorized.

               Section 4.3 RESIGNATION. Except as otherwise provided in this Agreement, a Member does not have the right or power to resign from the Company as a Member.

               Section 4.4 RESTRICTION ON THE DISPOSITION OF THE MEMBERSHIP INTEREST. (a) Subject to compliance with all applicable provisions of this
Section 4.4, any Member may Dispose of all or any part of its Membership Interest. The Person to whom such Disposition is made shall be an Assignee of such interest but shall not be a Substitute Member unless admitted as a Substitute Member in accordance with Section 4.4(b).


               (b) The Person to whom a Disposition is made as described in
Section 4.4(a) shall have the right to become a Substitute Member only if (i) the Member making such Disposition grants the transferee the right to be a Substitute Member (which grant (subject to the following clause (ii)) is hereby permitted) and (ii) such admission as a Substitute Member is consented to by all of the Members.

               (c) The Company shall not recognize for any purpose any purported Disposition of all or part of the Member's Membership Interest or any right or interest appertaining thereto unless and until the Company has received a document (i) executed by both the Member effecting the Disposition and the Person acquiring such Membership Interest or part thereof, (ii) including the notice address of any Person to be admitted to the Company as a Substitute Member and such Person's agreement to be bound by this Agreement in respect of the Membership Interest or part thereof being obtained, (iii) setting forth the Membership Interest of the parties to the Disposition after the Disposition, and
(iv) containing a warranty and representation that the Disposition was made in accordance with this Agreement and all applicable laws and regulations. Each Disposition and, if applicable, admission complying with the provisions of this
Section 4.4 is effective as of the date of the document described in this
Section 4.4(c), but only if the other requirements of this Section 4.4 have been met.

               (d) Notwithstanding any other provision of this Agreement, the Disposition of the Membership Interest, or any right, title or interest therein or thereto, will not be permitted if the Membership Interest sought to be Disposed of, when added to the total of all other Membership Interests Disposed of within the period of twelve (12) consecutive months ending with the proposed date of the Disposition, results in a termination of the Company under Section 708 of the Code.

               (e) Notwithstanding any other provision of this Agreement, no Disposition shall be effected while any Bonds are outstanding without the prior written affirmation of the nationally-recognized statistical rating agency or agencies rating such Bonds that such Disposition will not result in a downgrade, qualification or withdrawal of the ratings then assigned to such Bonds, if as a result of such Disposition an entity that beneficially or constructively owned less than 49% of the Membership Interests in the Company would as a result of the contemplated Disposition beneficially or constructively own greater than 49% of the Membership Interests in the Company.

               Section 4.5 BANKRUPT MEMBER; CONTINUATION. Notwithstanding any other provision of this Agreement, a Member shall not cease to be a Member as a result of such Member becoming a Bankrupt Member and, upon the occurrence of such event, the Company shall continue without dissolution. Notwithstanding any other provision of this Agreement, a Member waives any right that it might have under Section 18-801(b) of the Act to agree in writing to dissolve the Company upon such Member becoming a Bankrupt Member or the occurrence of any event that causes such Member to cease to be a Member of the Company. Upon the occurrence of any other statutory event of termination, the remaining owners of the Company have the right to continue the Company by a majority in interest voted unless a higher vote is required by the state statute or by the IRS classification regulations allowing avoidance of the corporate characteristic of continuity of interest.

               Section 4.6 TWO MEMBERS REQUIRED. For so long as any Bonds are outstanding, the Company shall have not less than two Members, one of which shall be either the Trust or another special purpose entity as to which the vote of an Independent Representative is required for such entity to take certain actions as a Member hereunder.

               Section 4.7 OTHER ACTIVITIES OF THE MEMBERS AND THEIR AFFILIATES. Except as expressly provided in this Agreement, the Members and their Affiliates may engage in other business ventures of every nature, independently or with others, whether or not competitive with the business of the Company, and neither the Company nor any of the other Members shall have any right in such independent ventures or to the income and profits derived therefrom.

                                    ARTICLE V

                              CAPITAL CONTRIBUTIONS

               Section 5.1 INITIAL CAPITAL. Each of the Managing Member and the Special Managing Member has contributed cash totaling $990 and $10, respectively. Each Member may contribute in the future any additional capital deemed necessary by the Managing Member, in its sole discretion, for the operation of the Company.

               Section 5.2 ADDITIONAL CAPITAL. Except as specifically set forth elsewhere in this Agreement, no Member shall be required to contribute capital to the Company in excess of such Member's initial Capital Contribution, and the Membership Interests of the Members shall remain fixed at the percentages indicated in the definition of "Membership Interest". The value of any property contributed to the Company shall be determined by any reasonable method as the Managing Member, in its discretion, shall decide.

               Section 5.3 RETURN OF CONTRIBUTIONS. A Member is not entitled to demand the return of any part of its Capital Contribution or to payment of interest in respect of either its Capital Account or its Capital Contribution. Except as otherwise expressly set forth in this Agreement, neither the Company nor any Member has any obligation to return the Capital Contribution of a Member.

                                   ARTICLE VI

               PROFITS, LOSSES, ACCOUNTING, TAXES AND DISTRIBUTION

               Section 6.1 ALLOCATION OF PROFITS AND LOSSES. Except as otherwise provided herein, net profits from the operation of the business of the Company (including gain from the sale, exchange or other disposition of all or any significant portion of the assets of the Company) and net losses incurred by the Company shall be allocated among and borne by the Members in accordance with their Membership Interests.

               Section 6.2 BOOKS; FISCAL YEAR; ACCOUNTING TERMS. The Company books shall be maintained at the offices of Main Place Funding, LLC, and each member shall have access thereto. The fiscal year of the Company shall be the calendar year, and the books shall be closed and balanced at the end of each fiscal year. The Company will furnish annual financial statements to the members upon request, and prepare tax returns as required in a timely manner.

               Section 6.3 CAPITAL ACCOUNTS. The Company shall maintain a capital account for each of the Members in such manner as the Managing Member shall determine in its sole discretion.

               Section 6.4 DISTRIBUTIONS. The Members shall share in all post-formation profits and surplus of the Company according to their Membership Interest. The Members agree for themselves and their successors, assigns and heirs, that their participation is considered a long-term investment, and that any return of capital prior to the termination and winding up of the Company is in the sole discretion of the Managing Member, subject to Section 18-607 of the Act.

               Section 6.5 TAX RETURNS. The Managing Member shall cause to be prepared and filed all necessary federal, state and local income tax returns and all other tax returns required of the Company.

               Section 6.6 TAX MATTERS PARTNER. To the extent that such a "tax matters partner" is required for the Company, the Managing Member shall be the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code. The "tax matters partner" shall inform each Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof on or before the tenth business day after becoming aware thereof and, within that time, shall forward to each Member copies of all significant written communications it may receive in that capacity. The "tax matters partner" may not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of every Member affected by such action.

               Section 6.7 WITHDRAWALS. No Member shall be entitled to make withdrawals from its Capital Account.

               Section 6.8 BANKING. All funds of the Company shall be deposited in its name in such bank account or accounts as shall be designated by the Managing Member. All withdrawals therefrom are to be made upon the authority of such person or persons as may be authorized by the Managing Member from time to time.

               Section 6.9. TAX CLASSIFICATION. The Members intend that the Company be disregarded as an entity separate from its owner for federal income tax purposes.

                                   ARTICLE VII

                        MANAGEMENT, LIABILITY OF MEMBERS,

                          RIGHTS TO OBTAIN INFORMATION

               Section 7.1 MANAGING MEMBER. Except as otherwise specifically provided in this Agreement, the Managing Member shall have the authority to, and shall, conduct the affairs of the Company.

               Section 7.2 POWERS OF THE MANAGING MEMBER.


               (a) Without limiting the generality of the foregoing Section 7.1, the Managing Member shall have the power and authority to:

               (1) establish a record date with respect to all actions to be taken hereunder that require a record date be established, including with respect to allocations and distributions;

               (2) bring and defend on behalf of the Company actions and proceedings at law or in equity before any court or governmental, administrative or other regulatory agency, body or commission or arbiter or otherwise; and

               (3) execute all documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary, desirable, convenient or incidental to the purpose of the Company, including, without limitation, all documents, agreements and instruments related to the making of investments of Company funds, the borrowing of money by the Company, the taking of actions in the name of or on behalf of the Company and the execution of Member consents with respect thereto.

               In managing the business and affairs of the Company, the Managing Member may act as Managing Member or agent or attorney-in-fact, as the case may require, and any action taken by the Managing Member in such capacity and in accordance with this Agreement shall be binding upon the Company. The expression of any power or authority of the Managing Member in this Agreement shall not in any way limit or exclude any other power or authority of the Managing Member which is not specifically or expressly set forth in this Agreement.


               (a) No Management by Other Persons or Entities. Except for the Special Managing Member to the extent provided in this Agreement, no person or entity other than the Managing Member (including without limitation the other Members) shall be an agent or attorney of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company, except as (and only to the extent) expressly delegated by the Managing Member.

               (b) Reliance by Third Parties. Any person or entity dealing with the Company, the Managing Member or the Special Managing Member may rely upon a certificate signed by the Managing Member as to:

               (1) the identity of the Managing Member, the Special Managing Member or other Members (if any);

               (2) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Managing Member, the Special Managing Member or the Company or are in any other manner germane to the affairs of the Company;

               (3) the persons who or entities which are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

               (4) any act or failure to act by the Company or as to any other matter whatsoever involving the Company, the Managing Member or the Special Managing Member.

        (c) Interests of Creditors. When making decisions on behalf of the Company, the Managing Member shall consider the interests of creditors of the Company as well as the interests of the Members, to the extent permitted by law.

               Section 7.3   ACTIONS REQUIRING CONSENT.

        (a) For so long as any Bonds are outstanding and until all of the obligations of the Company under the indentures or the Bonds have been indefeasibly and fully satisfied, notwithstanding any other provision of law that otherwise so empowers the Company, the Company shall not, without the unanimous consent of all of the Members (which consent on behalf of the Trust shall have been approved and authorized by the Independent Representative);

               (i) commence any case, proceeding or other action on behalf of the Company under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors;

               (ii) institute proceedings, including filing a voluntary petition, to have the Company adjudicated as bankrupt or insolvent;

               (iii) consent to the institution of bankruptcy or insolvency proceedings against the Company;

               (iv) file a petition or consent to a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief on behalf of the Company of its debts on behalf of its debts under any federal or state law relating to bankruptcy;

               (v) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or a substantial portion of its properties or a substantial portion of its properties;

               (vi) make any assignment for the benefit of the Company's creditors; or

               (vii) take any action or cause any other Person to take any action in furtherance of any of the foregoing.

        (b) For so long as any Bonds are outstanding and until all of the obligations of the Company under the indentures or the Bonds have been indefeasibly and fully satisfied, without the prior written affirmation of each nationally-recognized statistical rating agency or agencies rating such Bonds that the taking, by the Company, of the desired action or actions provided below in subparagraphs (i) through (v) of this paragraph (b) will not result in a downgrade, qualification or withdrawal of rating or ratings assigned to such Bonds, the Company shall not:

               (i) to the fullest extent permitted by law, dissolve or liquidate, in whole or in part;

               (ii) merge or consolidate with any other entity other than with an entity wholly owned, directly or indirectly, by an entity owning 100% of the membership interests of the Company and having a certificate of incorporation or other organizational document containing provisions substantially identical to the provisions of Sections 3.1, 3.3, 4.4(e), 4.5, 4.6, 8.1, Article IX, Article XI and this Section 7.3;

               (iii) sell all or substantially all of its assets;

               (iv) amend this Agreement to alter in any manner or delete Sections 3.1, 3.3, 4.4(e), 4.5, 4.6, 8.1, Article IX, Article XI or this Section 7.3; or

               (v) engage in any business activity other than that provided for in Section 3.1.

        (c) To the fullest extent permitted by applicable law, no Member shall be guilty of breaching any fiduciary duty to any other Member by refusing to consent to any of the above listed actions.

        Section 7.4 OFFICERS.

        (a) The Company shall have an officer designated as the Company's President who shall be appointed from time to time by the Managing Member. The President shall be the chief operating officer of the Company. The President of the Company is hereby delegated the power, authority and responsibility of the day-to-day management, administrative, financial and implementive acts of the Company's business. The President of the Company shall have the right and power to bind the Company and to make the final determination on questions relative to the usual and customary daily business decisions, affairs and acts of the Company. Other primary management functions of the Company shall be assigned by the Managing Member.


        (b) The Company shall also have officers designated as vice presidents who shall be appointed from time to time by the Managing Member. The vice presidents shall have such powers and duties as may from time to time be assigned to them by the Managing Member or the president. At the request of the president, or in the case of his absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the Managing Member) shall perform all the duties of the president and when so acting, shall have all the powers of the president.

        (c) The Managing Member may appoint such other officers as it may deem advisable from time to time. Each officer of the Company shall hold office at the pleasure of the Managing Member, and the Managing Member may remove any officer at any time, with or without cause. If appointed by the Managing Member, the officers shall have the duties assigned to them by the Managing Member.

        (d) The present officers of the Company are as follows:

          John E. Mack              President/Principle Executive Officer
          Neil A. Cotty             Treasurer and Senior Vice President/Principle Financial and
                                    Accounting Officer
          Gary S. Williams          Senior Vice President/Tax Officer
          Charles S. Brummitt       Executive Vice President
          Daniel F. Hellams         Executive Vice President
          Elise D. Boucher          Vice President
          Janet G. Locke            Vice President/Tax Officer
          Mary-Ann Lucas            Secretary

               Section 7.5   INDEMNIFICATION.

               (a) The Members shall not have any liability for the obligations or liabilities of the Company, except to the extent, if any, expressly provided in the Act. The Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Member (an "Indemnified Person") against any obligations or liabilities of the Company which may be imposed upon (or which any person may seek to impose upon) such Member (including the costs of defending against such a claim) in contravention of this Section 7.5.

               (b) The Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Indemnified Person against any losses, claims, damages or liabilities (including without limitation reasonable attorney's fees) to which such Indemnified Person may become subject in connection with any matter arising from, related to, or in connection with, this Agreement or the Company's business or affairs, except for such losses, claims, damages or liabilities as are determined by final judgment of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct.

               (c) Notwithstanding anything else contained in this Agreement, the indemnity obligations of the Company under paragraph (b) above shall:

                      (i) be in addition to any liability that the Company may otherwise have;

                      (ii) extend upon the same terms and conditions to the directors, committee members, officers, stockholders, partners, members, control persons, employees, agents and representatives of each Indemnified Person;

                      (iii) be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of each Indemnified Person and any such persons;

                      (iv) be limited to the assets of the Company; and

                      (v) be subordinate to the Company's obligations in respect of Bonds as set forth in Section 11.1(b)(xii) of this Agreement.

               Section 7.6 EXCULPATION; DUTIES.

               (a) No Member or officer of the Company shall be liable to the Company or any other Person who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member or officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or officer by this Agreement, except that a Member or officer shall be liable for any such loss, damage or claim incurred by reason of such Member's or officer's willful misconduct or gross negligence.


               (b) To the extent that at law or in equity, the Managing Member or an officer, employee or agent of the Company has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, any such Member, officer, employee or agent acting under this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Member, officer, employee or agent.

               (c) Whenever in this Agreement the Managing Member is permitted or required to make a decision (i) in its "sole discretion", or "discretion" or under a grant of similar authority or latitude, the Managing Member shall be entitled to consider only such interest and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Member, or (ii) in its "good faith" or under another expressed standard, the Managing Member shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

               Section 7.7 VIOLATION OF THIS AGREEMENT. Any member who shall violate any of the terms, conditions, and provisions of this agreement shall keep and save harmless the Company property and shall also indemnify the other then members from any and all claims, demands and actions of every kind and nature whatsoever which may arise out of or by reason of such violation of any of the terms and conditions of this agreement.

               Section 7.8 EXECUTION OF INSTRUMENTS. All agreements, indentures, mortgages, deeds, conveyances transfers, contracts, checks, notes, drafts, loan documents, letters of credit, master agreements, swap agreements, guarantees, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, attested, delivered or accepted on behalf of the Company by the President, any Senior Vice President, any Vice President, or any individual who is appointed by the Managing Member to a position equal to any of the aforementioned officer positions, or such other officers, employees or agents as the members or any of such designated officers or individuals may direct. The provisions of this Article are supplementary to any other provision of this Agreement and shall not be construed to authorize execution of instruments otherwise dictated by law.

               Section 7.9 SCHEDULED DUTIES AND COMPENSATION. Without limiting the generality of Section 7.2, the Managing Member shall perform the duties listed in Exhibit A hereto, and shall be entitled to receive the compensation and reimbursement for certain expenses with respect to the performance of such duties as set forth on Exhibit A. The Managing Member may also employ subcontractors with respect to such duties in accordance with Exhibit A.

                                  ARTICLE VIII

             DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY

               Section 8.1 DISSOLUTION. The Company shall be dissolved and its affairs wound up only upon (i) the written consent of all the Members (including the Independent Representative) and (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. The Company shall not be dissolved as a result of there no longer being any Members of the Company if the Company is continued in accordance with Section 18-801(a)(4) of the Act. Notwithstanding anything in this Agreement to the contrary, to the fullest extent permitted by applicable law, the Company shall not be dissolved as long as any Bonds are outstanding.

               Section 8.2 LIQUIDATION AND TERMINATION. On dissolution of the Company, the Managing Member shall appoint one or more Persons, which appointee or appointees may include itself, to act as a liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Managing Member. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the liquidator to minimize any losses resulting from liquidation.

               Section 8.3 PAYMENT OF DEBTS. The assets shall first be applied to the satisfaction of all liabilities of the Company other than to its Members and the expenses of liquidation and to second to any loans or advances that may have been made by Members to the Company.

               Section 8.4 REMAINING DISTRIBUTION. The remaining assets shall then be distributed to the Members according to their Membership Interests.

               Section 8.5 RESERVE. Notwithstanding anything to the contrary in
Section 8.4, the liquidator may retain such amount as it deems necessary as a reserve for any contingent, conditional or unmatured liabilities or obligations of the Company, which reserve, after the passage of a reasonable period of time as determined by the liquidator, shall be distributed in accordance with this
Article VIII.

               Section 8.6 FINAL ACCOUNTING. Each of the Members shall be furnished with a statement that sets forth the assets and liabilities of the Company as of the date of the complete liquidation. Upon compliance by the liquidator with the foregoing distribution plan, the liquidator shall execute and cause to be filed a Certificate of Cancellation and any and all other documents necessary with respect to termination and cancellation of the Company under the Act. The existence of the Company as a separate legal entity shall continue until the cancellation of its Certificate of Formation.

                                   ARTICLE IX

                                   AMENDMENTS

               Section 9.1 AUTHORITY TO AMEND. This Agreement may only be amended with approval of all the Members. Notwithstanding anything in this Agreement to the contrary, the following provisions of this Agreement may not be amended as long as any Bonds are outstanding without the prior written affirmation of each nationally-recognized statistical rating agency or agencies rating such Bonds that such amendment or amendments will not result in a downgrade, qualification or withdrawal of the rating or ratings assigned to such
Bonds: Sections 3.1, 4.4(e), 4.5, 4.6, 7.1, 7.2, 7.3 and 8.1 and this Article IX and Article XI.

                                    ARTICLE X

                                POWER OF ATTORNEY

               Section 10.1 POWER. Each member irrevocably constitutes and appoints the Managing Member as his true and lawful attorney in his name, place and stead to make, execute, swear to, acknowledge, deliver and file:

               (a) Any certificates or other instruments which may be required to be filed by the Company under the laws of the State of Delaware or of any other state or jurisdiction in which the Managing Member shall deem it advisable;

               (b) Any documents, certificates or other instruments, including but not limited to, any and all amendments and modifications of this Agreement or of the instruments described in Subsection 10.1(a) which may be required or deemed desirable by the Managing Member to effectuate the provisions of any part of this Agreement, and, by way of extension and not in limitation, to do all such other things as shall be necessary to continue and to carry on the business of the Company; and (c) All documents, certificates or other instruments which may be required to effectuate the dissolution and termination of the Company, to the extent such dissolution and termination is authorized hereby. The power of attorney granted hereby shall not constitute a waiver of, or be used to avoid, the rights of the Members to approve certain amendments to this Agreement pursuant to Subsection 9.1 or be used in any other manner inconsistent with the statutes of the Company as a limited liability company or inconsistent with the provisions of this Agreement.

               Section 10.2 SURVIVAL OF POWER. It is expressly intended by each Member that the foregoing power of attorney is coupled with an interest, is irrevocable and shall survive the death, retirement or adjudication of incompetency of such Member. The foregoing power of attorney shall survive the delivery of an assignment by the Member of its entire interest in the Company, except that where an assignee of such entire interest has become a Substitute Member, then the foregoing power of attorney of the assignor Member shall survive the delivery of such assignment for the sole purpose of enabling the Managing Member to execute, acknowledge and file any and all instruments necessary to effectuate such substitution.

                                   ARTICLE XI

                              SEPARATE LEGAL ENTITY

               Section 11.1  SEPARATE LEGAL ENTITY.
(a) The Company shall respect and appropriately document the separate and independent nature of its activities, as compared with those of any other Person, take all reasonable steps to continue its identity as a separate legal entity, and make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of any other Person. Without limiting the foregoing, the Company shall:

                      (i) maintain books and records separate from any other Person or entity;

                      (ii) maintain its accounts separate from those of any other Person or entity;

                      (iii)  conduct its own business in its own name;

                      (iv)   maintain separate financial statements;

                      (v)    pay its own liabilities out of its own funds;

                      (vi) observe all limited liability company formalities and other formalities required by the organic documents;

                      (vii) maintain an arm's-length relationship with its Affiliates;

                      (viii) pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations;

                      (ix) allocate fairly and reasonably any overhead for shared office space;

                      (x)    use separate stationery, invoices, and checks;

                      (xi)   hold itself out as a separate entity;

                      (xii) correct any known misunderstanding regarding its separate identity; and

                      (xiii) maintain adequate capital in light of its contemplated business operations.

               Failure to comply with any of the foregoing covenants shall not affect the status of the Company as a separate legal entity.

               (b) The Company shall not:

                      (i)    commingle assets with those of any other entity;

                      (ii) guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others;

                      (iii) acquire obligations or securities of its members (other than in the ordinary course of its business); and

                      (iv) pledge its assets for the benefit of any other entity or make any loans or advances to any entity (other than in the ordinary course of its business).

               Failure to comply with any of the foregoing covenants shall not affect the status of the Company as a separate legal entity.

                                   ARTICLE XII

                                  MISCELLANEOUS

               Section 12.1 METHOD OF GIVING CONSENT. Any consent of the Member required by this Agreement may be given by a written consent, given by the consenting Member and received by the Person soliciting such consent.

               Section 12.2 GOVERNING LAW. This Agreement and the rights and duties of the Members shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

               Section 12.3 AGREEMENT FOR FURTHER EXECUTION. At any time or times upon the request of the Managing Member, each Member agrees to sign and swear to any certificate, any amendment to or cancellation of such certificate, acknowledge similar certificates or affidavits or certificates of fictitious firm name or the like (and any amendments or cancellations thereof) required by the laws of the State of Delaware, or any other jurisdiction in which the Company does, or proposes to do, business. This Section 12.3 shall not prejudice or affect the rights of the Members to approve amendments to this Agreement pursuant to Section 9.1.

               Section 12.4 ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties and supersedes any prior understandings or agreements between them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed.

               Section 12.5 SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Company does business. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

               Section 12.6 NOTICES. Notices to Members or to the company shall be deemed to have been given when personally delivered or mailed, by prepaid registered or certified mail, addressed as set forth in this Agreement, unless a notice of change of address has previously been given in writing by the addressee to the addressor, in which case such notice shall be addressed to the address set forth in such notice of change of address.

               Section 12.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each one of which shall constitute an original executed copy of this Agreement.

               Section 12.8 WAIVER OF PARTITION. Each Member hereby waives any right to partition of the Company property.

               Section 12.9 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

               Section 12.10 TITLES AND CAPTIONS. All titles and captions are for convenience only, do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provisions of this Agreement.

               IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.


                                           NATIONSBANK, N.A.


                                           By:/s/  John E. Mack
                                              ----------------------------
                                              Name:  John E. Mack
                                              Title: Senior Vice President



                                           MAIN PLACE TRUST


                                           By:/s/  John E. Mack
                                              -----------------------------
                                              Name:  John E. Mack
                                              Title: Trustee

                                                                     EXHIBIT A


                      Scheduled Duties and Compensation of
                                 Managing Member



               Without limiting the generality of Section 7.1, but subject to
        Section 7.3, the Managing Member shall:

               (a) administer the day-to-day operations and affairs of the Company, including without limitation, the performance or supervision of the functions described in this Exhibit A;

               (b) monitor the credit quality of the mortgage loans and other real estate mortgage assets held by the Company;

               (c) manage the affairs of the Company with respect to the acquisition, management, financing and disposition of the Company's mortgage loans and other real estate mortgage assets;

               (d) represent the Company in its day-to-day dealings with Persons with whom the Company interacts, including without limitation, securityholders of the Company, transfer agents, consultants, accountants, attorneys, servicers of the Company's mortgage loans, custodians, insurers and banks;

               (e) establish and provide necessary services for the Company, including executive, administrative, accounting, shareholder relations, secretarial, recordkeeping, copying, telephone, mailing and distribution facilities;

               (f) provide the Company with office space, conference room facilities, office equipment and personnel necessary for the services to be performed by the Managing Member hereunder at a reasonable market price;

               (g) maintain communications and relations with the members of the Company, including but not limited to, responding to inquiries, proxy and consent solicitations, providing reports to securityholders and arranging and coordinating all meetings of members;

               (h) arrange for the investment and management of any short-term investments of the Company;

               (i) arrange for the services of third parties, including but not limited to mortgage loan servicers who may be the Managing Member or affiliates of the Managing Member, to collect and distribute funds of the Company;

               (j) monitor and supervise the performance of all parties who have contracts to perform services for the Company, provided that the Managing Member shall have no duty to assume the obligations or guarantee the performance of such parties under such contracts;

               (k) establish and maintain such bank accounts in the name of the Company as may be required by the Company and ensure that all funds collected by the Managing Member in the name or on behalf of the Company shall be held in trust and shall not be commingled with the Managing Member's own funds or accounts;

               (l) arrange for the execution and delivery of such documents and instruments by the officers of the Company as may be required in order to perform the functions herein described and to take any other required action;

               (m) arrange for insurance for the Company to be paid for by the Company, including liability insurance, errors and omissions policies and officers and directors policies which shall cover and insure the Company, and the members (in such amounts as the Managing Member may deem advisable) and officers of the Company;

               (n) maintain proper books and records of the Company's affairs;

               (o) consult and work with legal counsel for the Company to implement Company decisions and undertake measures consistent with all pertinent Federal, state and local laws and rules or regulations of governmental or quasi-governmental agencies, including, but not limited to, Federal and state securities laws, the Code, and the regulations promulgated under each of the foregoing;

               (p) consult with work with accountants for the Company in connection with the preparation of financial statements, annual reports and tax returns;

               (q) arrange for an annual audit of the books and records of the Company by an accounting firm;

               (r) prepare and distribute in consultation with the accountants for the Company, annual reports to members, the trustee under any indenture of the Company to which the Company is a party or the Securities and Exchange Commission, which will contain audited financial statements,

               (s) furnish reports to the members and provide research, economical and statistical data in connection with the Company's investments;

               (t) as reasonably requested by the members, make reports to the Company of its performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business of the Company; and

               (u) maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by any member at all times.

               Compensation. The Company shall pay to the Managing Member, for services rendered by the Managing Member hereunder, a management fee payable annually in an amount equal to $500,000 per year, subject to adjustment upon 90 days' notice by the Managing Member to the Company of the proposed change and to the Company's consent thereto.

               Expenses. (a) Without regard to the compensation received pursuant to Section 3, the Managing Member will bear the following expenses:

                      (i) employment expenses of the personnel employed by the Managing Member, including without limitation, salaries, wages, payroll taxes and the cost of employee benefit plans; and

                      (ii) rent, telephone equipment, utilities, office furniture and equipment and machinery and other office expenses of the Managing Member incurred in connection with the maintenance of any office facility of the Managing Member.

               (b) The Company shall reimburse the Managing Member within 30 days of a written request by the Managing Member for any expenses referenced in
(a) above. All other expenses shall be paid by the party receiving the benefit of the services rendered.

               Subcontracting. The Managing Member may at any time subcontract all or a portion of its obligations under this Agreement to any Affiliate of the Managing Member. The Managing Member shall not subcontract, and shall not permit any of its Affiliates to subcontract, any of its obligations under this Agreement to Persons who are not Affiliates of the Managing Member. Notwithstanding the foregoing, the Managing Member will not, in connection with subcontracting any of its obligations under this Agreement, be relieved or discharged in any respect from its obligations under this Agreement.